Exhibit 99.1
TaskUs Announces Fiscal Third Quarter 2022 Results
NEW BRAUNFELS, Texas, November 7, 2022 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of digital outsourced services focused on serving high growth technology companies, today announced its results for the third quarter ended September 30, 2022.

•Third quarter total revenues of $232.1 million, representing 15.5% of year-over-year growth.
•GAAP net income of $5.4 million, GAAP net income margin of 2.3%.
•Non-GAAP Adjusted Net Income of $35.8 million, non-GAAP Adjusted Net Income margin of 15.4%.
•GAAP diluted earnings per share of $0.05, non-GAAP Adjusted EPS of $0.35.
•Adjusted EBITDA of $55.5 million, Adjusted EBITDA margin of 23.9%.
•Net cash provided by operating activities of $41.5 million, Free Cash Flow of $34.8 million and 62.8% conversion of Adjusted EBITDA.
•Full year 2022 outlook for revenues increased to between $949 million and $951 million, representing growth of 24.9% at the midpoint, Adjusted EBITDA margin of approximately 23.1%, and Free Cash Flow of approximately $100 million.
“We executed well in the third quarter and outperformed on our revenue and Adjusted EBITDA margin guidance. Deal activity accelerated in Q3, driven by both new and existing clients looking to leverage our global delivery footprint to drive cost savings in light of the current macro environment,” said Co-Founder and CEO, Bryce Maddock. “We have also continued to drive efficiency into our own business by improving G&A spending. We delivered strong Adjusted EBITDA margins and Free Cash Flow in the quarter, while continuing to reinvest from the savings that we achieved in order to drive future growth.”
Third Quarter 2022 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended September 30,			Nine months ended September 30,
	2022	2021	% Change	2022	2021	% Change
Service revenue	$232,130	$201,053	15.5%	$718,269	$533,946	34.5%
GAAP net income (loss)	$5,365	$11,636	(53.9)%	$24,680	$(77,800)	(131.7)%
GAAP net income margin	2.3%	5.8%		3.4%	(14.6)%
Non-GAAP Adjusted Net Income	$35,805	$32,757	9.3%	$109,512	$92,327	18.6%
Non-GAAP Adjusted Net Income margin	15.4%	16.3%		15.2%	17.3%
GAAP diluted earnings per share	$0.05	$0.11	(54.5)%	$0.24	$(0.83)	(128.9)%
Non-GAAP Adjusted EPS	$0.35	$0.30	16.7%	$1.06	$0.93	14.0%
Adjusted EBITDA	$55,456	$48,100	15.3%	$165,261	$131,756	25.4%
Adjusted EBITDA margin	23.9%	23.9%		23.0%	24.7%
Net cash provided by (used in) operating activities	$41,498	$(109,103)	(138.0)%	$114,464	$(63,426)	(280.5)%
Free Cash Flow	$34,845	$(124,253)	(128.0)%	$78,454	$(102,029)	(176.9)%
Conversion of Adjusted EBITDA	62.8%	(258.3)%		47.5%	(77.4)%
•Refinanced Term Loan A at similar terms and expanded revolving credit facility, creating additional credit capacity.
•Established $100.0 million share repurchase plan and began to repurchase shares in the open market in September.
•Ended the quarter with 48,700 teammates (approximately 60% working from home).
•TaskUs Glassdoor score as of September 30, 2022 was 4.6.

“Our free cash flow generation and balance sheet remains strong. We successfully refinanced our debt in the third quarter and started our share repurchase program, which we see as an attractive way to create long-term value for shareholders,” said Balaji Sekar, Chief Financial Officer.

Fourth Quarter and Full Year 2022 Outlook
For the fourth quarter and full year 2022, TaskUs expects its financial results to include1, 2:

	2022 Outlook
	Fourth Quarter	Full Year
Revenue (in millions)	$231 to $233	$949 to $951
Revenue growth (YoY) at midpoint	2.2%	24.9%
Adjusted EBITDA Margin	23.2%	23.1%
Free Cash Flow (in millions)	N/A	~$100
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Net cash provided by operating activities for the full year 2022 is expected to be approximately $150 million and purchase of property and equipment is expected to be approximately $50 million.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s third quarter 2022 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET and can be accessed by dialing 877-407-2988 from the United States or Canada or +1 201-389-0923 from other international locations. To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available for 90 days on the same website following the call. At the time of the conference call and webcast, the Company plans to make a slide presentation and other materials available on its website.
About TaskUs
TaskUs is a provider of outsourced digital services and next-generation customer experience to fast-growing technology companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ridesharing, HiTech, FinTech and HealthTech. As of September 30, 2022, TaskUs had approximately 48,700 employees across twenty-eight locations in 14 countries, including the United States, the Philippines and India.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the current macroeconomic environment and the COVID-19 global pandemic on our business, and other non-historical statements including the statements in the “Fourth Quarter and Full Year 2022 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from significant clients; our failure to cost-effectively acquire new, high-growth clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; unauthorized or improper disclosure of personal or other sensitive information, or security breaches and incidents; negative publicity or liability or difficulty retaining and recruiting employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable privacy and data security laws and regulations; substantial increases in the costs of technology and telecommunications services or our inability to attract and retain the necessary technologists; our inability to adapt our services and solutions to changes in technology and client expectations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty and measures taken in response to the pandemic; the control of affiliates of Blackstone Inc. and our Co-Founders over us; and the dual class structure of our common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (GAAP), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Conversion of Adjusted EBITDA. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing TaskUs’ business and evaluating its performance. Management also believes these measures help investors compare TaskUs’ operating performance with its results in prior periods. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.
Investor Contact
Alan Katz, VP, Investor Relations
IR@TaskUs.com
Media Contact
Jonathan Keehner / Tanner Kaufman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

TaskUs, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Service revenue	$232,130	$201,053	$718,269	$533,946
Operating expenses:
Cost of services	134,544	112,423	419,364	304,251
Selling, general, and administrative expense	62,348	60,342	195,514	269,650
Depreciation	9,428	7,422	27,986	20,354
Amortization of intangible assets	5,087	4,711	14,765	14,135
Loss (gain) on disposal of assets	(8)	26	(18)	54
Total operating expenses	211,399	184,924	657,611	608,444
Operating income (loss)	20,731	16,129	60,658	(74,498)
Other expense	7,612	1,204	16,042	299
Financing expenses	3,859	1,633	7,665	4,808
Income (loss) before income taxes	9,260	13,292	36,951	(79,605)
Provision for (benefit from) income taxes	3,895	1,656	12,271	(1,805)
Net income (loss)	$5,365	$11,636	$24,680	$(77,800)
Net income (loss) per common share:
Basic	$0.05	$0.12	$0.25	$(0.83)
Diluted	$0.05	$0.11	$0.24	$(0.83)
Weighted-average number of common shares outstanding:
Basic	98,299,612	97,290,174	97,854,944	93,994,896
Diluted	101,920,413	109,426,011	103,073,208	93,994,896

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$122,491	$63,584
Accounts receivable, net of allowance for doubtful accounts of $3,148 and $1,819, as of September 30, 2022 and December 31, 2021, respectively	170,616	162,895
Other receivables	1,202	597
Prepaid expenses	15,573	10,939
Income tax receivable	19,441	3,863
Other current assets	5,411	4,428
Total current assets	334,734	246,306
Noncurrent assets:
Property and equipment, net	75,063	80,046
Operating lease right-of-use assets	37,787	—
Deferred tax assets	1,276	1,441
Intangibles	217,185	221,448
Goodwill	215,282	195,735
Other noncurrent assets	6,086	5,022
Total noncurrent assets	552,679	503,692
Total assets	$887,413	$749,998
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$43,899	$40,890
Accrued payroll and employee-related liabilities	44,129	36,670
Current portion of debt	2,322	51,135
Current portion of operating lease liabilities	11,312	—
Current portion of income tax payable	3,942	2,416
Deferred revenue	3,350	4,095
Deferred rent	—	735
Total current liabilities	108,954	135,941
Noncurrent liabilities:
Income tax payable	2,555	2,886
Long-term debt	265,818	187,240
Operating lease liabilities	29,192	—
Deferred rent	—	2,749
Accrued payroll and employee-related liabilities	2,542	1,813
Deferred tax liabilities	41,451	40,235
Other noncurrent liabilities	1,974	—
Total noncurrent liabilities	343,532	234,923
Total liabilities	452,486	370,864
Total shareholders’ equity	434,927	379,134
Total liabilities and shareholders’ equity	$887,413	$749,998

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$24,680	$(77,800)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	27,986	20,354
Amortization of intangibles	14,765	14,135
Amortization of debt financing fees	420	387
Loss (gain) on disposal of assets	(18)	54
Provision for losses on accounts receivable	1,329	705
Unrealized foreign exchange losses on forward contracts	13,522	5,831
Deferred taxes	(39)	(9,692)
Stock-based compensation expense	54,764	25,014
Changes in operating assets and liabilities:
Accounts receivable	(6,995)	(70,560)
Other receivables, prepaid expenses, and other current assets	(8,022)	(4,753)
Operating lease right-of-use assets	9,762	—
Other noncurrent assets	(522)	(1,211)
Accounts payable and accrued liabilities	(3,941)	4,793
Accrued payroll and employee-related liabilities	10,477	24,524
Operating lease liabilities and deferred rent	(9,146)	834
Income tax payable	(13,918)	1,820
Deferred revenue	(738)	2,139
Other noncurrent liabilities	98	—
Net cash provided by (used in) operating activities	114,464	(63,426)
Cash flows from investing activities:
Purchase of property and equipment	(36,010)	(38,603)
Acquisition, net of cash acquired	(23,235)	—
Net cash used in investing activities	(59,245)	(38,603)
Cash flows from financing activities:
Proceeds from borrowings, Revolving credit facility	32,500	—
Proceeds from long-term debt	270,000	—
Payments on long-term debt	(272,403)	(3,938)
Payments for debt financing fees	(1,821)	(340)
Proceeds from issuance of common stock, net of underwriters’ fees	—	120,698
Proceeds from employee stock plans	2,217	—
Payments for offering costs	—	(4,327)
Payments for taxes related to net share settlement	(3,937)	—
Payments for stock repurchases	(13,702)	—
Distribution of dividends	—	(50,000)
Net cash provided by financing activities	12,854	62,093
Increase (decrease) in cash and cash equivalents	68,073	(39,936)
Effect of exchange rate changes on cash	(9,166)	(6,462)
Cash and cash equivalents at beginning of period	63,584	107,728
Cash and cash equivalents at end of period	$122,491	$61,330

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income (loss)	$5,365	$11,636	$24,680	$(77,800)
Provision for (benefit from) income taxes	3,895	1,656	12,271	(1,805)
Financing expenses	3,859	1,633	7,665	4,808
Depreciation	9,428	7,422	27,986	20,354
Amortization of intangible assets	5,087	4,711	14,765	14,135
EBITDA	$27,634	$27,058	$87,367	$(40,308)
Transaction costs(1)	39	488	588	6,249
Earn-out consideration(2)	3,648	—	4,976	—
Foreign currency losses (3)	7,713	1,285	16,367	477
Loss (gain) on disposal of assets	(8)	26	(18)	54
COVID-19 related expenses(4)	—	—	—	6,105
Severance costs(5)	—	—	821	—
Natural disaster(6)	—	—	—	442
Phantom shares bonus(7)	—	—	—	129,362
Teammate IPO bonus(8)	—	—	—	4,361
Stock-based compensation expense(9)	16,430	19,243	55,160	25,014
Adjusted EBITDA	$55,456	$48,100	$165,261	$131,756
Net Income (Loss) Margin(10)	2.3%	5.8%	3.4%	(14.6)%
Adjusted EBITDA Margin(10)	23.9%	23.9%	23.0%	24.7%

(1)	Represents non-recurring professional service fees related to the acquisition of heloo in 2022 and the preparation for public offerings that have been expensed during the period in 2021.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)
Represents incremental expenses incurred related to the transition to a virtual operating model and incentive and leave pay granted to employees that are directly attributable to the COVID-19 pandemic.

(5)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income (loss)	$5,365	$11,636	$24,680	$(77,800)
Amortization of intangible assets	5,087	4,711	14,765	14,135
Transaction costs(1)	39	488	588	6,249
Earn-out consideration(2)	3,648	—	4,976	—
Foreign currency losses (3)	7,713	1,285	16,367	477
Loss (gain) on disposal of assets	(8)	26	(18)	54
COVID-19 related expenses(4)	—	—	—	6,105
Severance costs(5)	—	—	821	—
Natural disaster costs(6)	—	—	—	442
Phantom shares bonus(7)	—	—	—	129,362
Teammate IPO bonus(8)	—	—	—	4,361
Stock-based compensation expense(9)	16,430	19,243	55,160	25,014
Tax impacts of adjustments(10)	(2,469)	(4,632)	(7,827)	(16,072)
Adjusted Net Income	$35,805	$32,757	$109,512	$92,327
Net Income (Loss) Margin(11)	2.3%	5.8%	3.4%	(14.6)%
Adjusted Net Income Margin(11)	15.4%	16.3%	15.2%	17.3%

(1)	Represents non-recurring professional service fees related to the acquisition of heloo in 2022 and the preparation for public offerings that have been expensed during the period in 2021.
(2)	Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3)	Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4)
Represents incremental expenses incurred related to the transition to a virtual operating model and incentive and leave pay granted to employees that are directly attributable to the COVID-19 pandemic.

(5)	Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(6)
Represents one-time costs associated with emergency housing, transportation costs and bonuses for our employees in connection with the natural disaster related to the severe winter storm in Texas in February 2021.

(7)
Represents expense for one-time, non-recurring payments of $127.5 million to vested phantom shareholders in connection with the completion of the IPO, as well as associated payroll tax and 401(k) contributions.

(8)	Represents expense for non-recurring bonus payments to certain employees in connection with the completion of the IPO.
(9)	Represents stock-based compensation expense associated with equity-classified awards, as well as associated payroll tax.
(10)
Represents tax impacts of adjustments to net income (loss) which resulted in a tax benefit during the period, including phantom shares bonus related to the IPO, and stock-based compensation expense and earn-out consideration after the IPO.

(11)	Net Income (Loss) Margin represents net income (loss) divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP diluted EPS	$0.05	$0.11	$0.24	$(0.83)
Per share adjustments to net income (loss)(1)	0.30	0.19	0.82	1.81
Per share adjustments for GAAP anti-dilutive shares(2)	—	—	—	(0.05)
Adjusted EPS	$0.35	$0.30	$1.06	$0.93

Weighted-average common shares outstanding – diluted	101,920,413	109,426,011	103,073,208	93,994,896
GAAP anti-dilutive shares(2)	—	—	—	5,578,525
Adjusted weighted-average shares outstanding	101,920,413	109,426,011	103,073,208	99,573,421

(1)
Reflects the aggregate adjustments made to reconcile net income (loss) to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

(2)
Reflects the impact of awards that were anti-dilutive to GAAP diluted EPS since we were in a net loss position, and therefore not included in the calculation, but would be dilutive to Adjusted EPS and are therefore included in the calculation.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$41,498	$(109,103)	$114,464	$(63,426)
Purchase of property and equipment	(6,653)	(15,150)	(36,010)	(38,603)
Free Cash Flow	$34,845	$(124,253)	$78,454	$(102,029)
Conversion of Adjusted EBITDA	62.8%	(258.3)%	47.5%	(77.4)%

(1)	Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.
Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, one-time payments associated with the IPO and stock-based compensation expense and employer payroll tax associated with equity-classified awards, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, COVID-19 related expenses, severance costs, natural disaster costs, one-time payments associated with the IPO, stock-based compensation expense and employer payroll tax associated with equity-classified awards and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding, including the impact of any potentially dilutive common stock equivalents that are anti-dilutive to GAAP net income (loss) per share – diluted (“GAAP diluted EPS”) but dilutive to Adjusted EPS. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Conversion of Adjusted EBITDA represents Free Cash Flow divided by Adjusted EBITDA.